UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

Coherent Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, no par value	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, the Board of Directors of Coherent Corp. (the “Company”) increased the size of the Board to 14 members and elected Elizabeth A. Patrick and Michelle Sterling, each to serve as a member of the Board of Directors, effective immediately. Ms. Patrick will serve as a Class One Director with a term expiring in 2024 and Ms. Sterling will serve as a Class Two Director with a term expiring in 2025. The Board of Directors has determined that Ms. Patrick and Ms. Sterling each qualify as an independent director under the Company’s Corporate Governance Guidelines, NYSE listing standards and related rules and regulations of the Securities and Exchange Commission. As is the Company’s practice, Ms. Patrick and Ms. Sterling have not been appointed to any committees of the Board of Directors at this time.

Ms. Patrick was the Senior Vice President and Chief People Officer for Diebold Nixdorf, a financial and retail technology company specializing in self-service transaction systems, point-of-sale terminals, physical security products, and software and related services, from April 2019 to December 2022. Prior to that, she was the Senior Vice President and Chief Human Resources Officer for Veritiv Corporation, a leading provider of packaging, print and facility solutions, from July 2014 to March 2019. Ms. Patrick earned her B.S. in Finance from Michigan State University, and MBA from Wayne State University. Ms. Patrick’s global experience in human capital management, executive compensation, leadership development, change management strategies, transformation and HR system implementation will prove valuable to the Company.

Since 2020, Ms. Sterling has engaged in Human Resources consulting. Prior to that, Ms. Sterling was the Executive Vice President and Chief Human Resources Officer at Qualcomm, Inc., a semiconductor, software and services company serving the wireless communications industry, from February 2015 to March 2020; Senior Vice President, Human Resources from September 2007 to January 2015 and served in various capacities at Qualcomm, Inc. from July 1994 to January 2015. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including acquisitions, joint ventures, divestitures, integration, human capital management, and real estate and facilities. Ms. Sterling had direct responsibility for Qualcomm’s Human Resources global employees and served as a member of Qualcomm’s executive committee. Ms. Sterling holds a B.S. in Business Management from the University of Redlands. Ms. Sterling’s broad, global, senior executive leadership experience in industries related to those served by the Company, human capital management leadership experience of a large and diverse global workforce, and experience in mergers & acquisitions brings relevant and valuable experience to the Board.

On September 19, 2023 and on September 20, 2023, Ms. Patrick and Ms. Sterling, respectively, each entered into the Company’s form of Indemnification Agreement between the Company and its directors and officers, a copy of which has been filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission on August 18, 2018.

Ms. Patrick and Ms. Sterling are also eligible to receive the Company’s standard compensation for non-employee directors, which currently includes an annual cash retainer of $85,000 (to be prorated for the remainder of the calendar year) and a grant of restricted stock units with a grant date value of $200,000, vesting annually. Directors also are entitled to expense reimbursement. The Company maintains Directors’ and Officers’ insurance for the benefit of the directors, officers and Company.

There were no arrangements or understandings between Ms. Patrick and/or Ms. Sterling and any other person pursuant to which Ms. Patrick and/or Ms. Sterling was selected as a director and there have been no transactions since the beginning of the Company’s las fiscal year, or currently proposed, regarding Ms. Patrick and/or Ms. Sterling that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: September 21, 2023

	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer